EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANESOXLEY
ACT OF 2002

In connection with the Annual Report of PAID, INC. (the “Company”) on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in his capacity as President, and CEO of the Company, certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the SarbanesOxley Act of 2002, that:

1.
The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934. and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Allan Pratt
Allan Pratt, CEO
(Principal Executive Officer)

/s/ W. Austin Lewis
W. Austin Lewis, IV, Chief Financial Officer
(Principal Financial and Accounting Officer)

April 1, 2019